Exhibit 10.1

TERM LOAN AND SECURITY AGREEMENT

BETWEEN

SRAX, INC., as Borrower

AND

BRF FINANCE CO., LLC, as Lender

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	6.3	Title	12
	6.4	Validity and Enforceability of Documents	13
	6.5	Solvency	13
	6.6	Financial Statements	13
	6.7	No Material Adverse Change	13
	6.8	Litigation	13
	6.9	Name and Principal Place of Business	13
	6.10	Financing Statements	13
	6.11	Ineligible Securities	14
	6.12	Use of Loan Proceeds	14

7.	BORROWER’S COVENANTS		14

	7.1	Acceptable ATM	14
	7.2	Incurrence of Additional Debt	14
	7.3	Liens	14
	7.4	Release by Lender	14
	7.5	Transactions with Affiliates	15
	7.6	Financial Statements; Reports	15
	7.7	Affirmation of Representations and Warranties	15
	7.8	Title	15
	7.9	Performance of Obligations; Notice of Default	15
	7.10	OFAC	15
	7.11	Loan Expenses	15
	7.12	Notice of Certain Matters	15
	7.13	Additional Reports and Information	16
	7.14	Further Assurances	16
	7.15	Amendment of Organizational Documents	16
	7.16	Limitations on Additional Indebtedness; Other Prohibited Transactions	16

8.	EVENTS OF DEFAULT		16

9.	REMEDIES		18

	9.1	Remedies	18
	9.2	Cumulative Remedies, No Waiver	18

10.	MISCELLANEOUS		18

	10.1	Additional Indebtedness	18
	10.2	Additional Acts	19
	10.3	Term Loan Agreement Governs	19
	10.4	Additional Advances	19
	10.5	Amendment; Waiver; Approval	19
	10.6	Notice	19
	10.7	Benefit; Assignment	20
	10.8	Governing Law	20
	10.9	Indemnity	20
	10.10	Headings	20
	10.11	No Partnership or Joint Venture	20
	10.12	Time is of the Essence	21

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10.13	Invalid Provisions	21
10.14	Acts by Lender	21
10.15	Binding Provisions	21
10.16	Counterparts	21
10.17	No Third Party Beneficiary	21
10.18	Publicity	21
10.19	Joint and Several Obligations	21
10.20	JURISDICTION AND VENUE	22
10.21	JURY WAIVER	22

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TERM LOAN AND SECURITY AGREEMENT

This TERM Loan AND SECURITY Agreement (“Agreement”) is dated as of February 28, 2020, by and between SRAX, Inc., a Delaware corporation and all of its affiliated entities, including the entities set forth in Schedule A attached hereto (“Borrower”), and BRF Finance Co., LLC and its successors and assigns (“Lender”).

1. RECITALS.

1.1 Borrower has requested that Lender make a Term Loan to Borrower in the maximum principal amount of FIVE MILLION DOLLARS ($5,000,000.00), the proceeds of which shall be used by Borrower for general corporate purposes and working capital for Borrower. Lender has agreed to provide the Term Loan to Borrower subject to the terms and conditions set forth herein.

1.2 In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

2. DEFINITIONS.

2.1 Defined Terms. All capitalized terms used in this Agreement and not otherwise defined in this Agreement or in the Note shall have the following meanings:

“Acceptable ATM” shall have the meaning set forth in Section 7.1 hereof.

“Affiliate” shall mean, with respect to any Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, (i) such Person or (ii) any general partner, manager or managing member of such Person; (b) any other Person 50% or more of the equity interest of which is held beneficially or of record by (i) such Person or (ii) any general partner, manager or managing member of such Person, and (c) any general partner, limited partner or member of (i) such Person or (ii) any general partner or managing member of such Person. As used in the previous sentence, “control” means the possession, directly or indirectly, of the power to cause the direction of the management of a Person, whether through voting securities, by contract, family relationship or otherwise.

“Amortization Period” means the period beginning on August 1, 2020 and ending on the Maturity Date.

“Applicable Laws” shall mean all laws, statutes, ordinances, codes, rules, regulations, judgments, decrees or orders of any state, federal or local government or agency which are applicable to Borrower and/or the Property.

“ATM” shall have the meaning set forth in Section 7.1 hereof.

“ATM Agreement” shall have the meaning set forth in Section 7.1 hereof.

“Business Day” shall mean each day excluding Saturdays, Sundays and any other day on which Lender is closed for business.

“Closing Date” shall have the meaning set forth in Article 4 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean, collectively, all assets of Borrower, but excluding the Excluded Assets, including, without limitation, the money, cash, cash equivalents, Accounts, Deposit Accounts, Documents, Equipment, Electronic Chattel Paper, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, books and records, and the products, profits, rents of, dividends or distributions on, accessions to, and all Proceeds (including insurance claims and insurance proceeds) of any of the foregoing and Supporting Obligations of Borrower, whether now owned or acquired in the future. The capitalized foregoing terms shall have the meanings given them in the UCC. Collateral includes the Securities Accounts and all securities and amounts contained therein.

“Common Stock” means Borrower’s Class A common stock, par value $0.001 per share.

“Debt” shall mean with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under any capital lease of real or personal property, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business or consistent with past practice), (e) all indebtedness secured by a Lien on the property of such Person, and (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person.

“Default Rate” shall mean the Term Loan Rate plus five percent (5%) per annum.

“Deposit Account Control Agreement” shall mean the Deposit Account Control Agreement to be executed on or before the Closing Date among Borrower, Lender and Wells Fargo Bank, National Association.

“Event of Default” shall have the meaning set forth in Section 8 hereof.

“Excluded Assets” shall mean 718,548 shares of Common Stock held as treasury and pledged to secure the repayment of $959,753 of secured promissory notes.

“Governmental Agency” shall mean any governmental or quasi-governmental agency, board, bureau, commission, department, court, administrative tribunal or other instrumentality or authority, and any public utility.

“Indebtedness” shall mean any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of Borrower to Lender or to any of its Affiliates or successors, arising under or in connection with the Term Loan, this Agreement or any other Loan Document.

“IP Security Agreement” shall mean the Intellectual Property Security Agreement between Borrower and Lender of even date herewith.

“Irrevocable Placement Notice” shall have the meaning set forth in Section 7.1 hereof.

“Liens” shall mean with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a capital lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

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“Maturity Date” shall mean March 1, 2022.

“Notice of Borrowing” shall have the meaning set forth in Section 3.1 hereof.

“Permitted Liens” shall mean (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings, (b) Liens arising in the ordinary course of business, Liens described on Schedules 6.3 and 6.10 as of the Term Loan Closing Date and Liens arising under the Term Loan Closing Documents, and (c) Liens on 718,548 pledged shares of Common Stock securing the repayment of secured promissory notes.

“Person” shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, governmental body or other entity, whether acting in an individual, fiduciary or other capacity.

“PIK Payment” shall have the meaning set forth in Section 3.4(b).

“Power of Attorney” shall have the meaning set forth in Section 4.9 hereof.

“Second Term Loan Advance” shall have the meaning set forth in Section 3.1 hereof.

“Term Loan” shall mean the term loan from Lender to Borrower in an amount not to exceed FIVE MILLION and No/100 Dollars ($5,000,000.00) on the terms set forth in this Agreement and the Term Loan Note.

“Term Loan Advance” shall mean a disbursement of all or any portion of the Term Loan.

“Term Loan Closing Date” shall mean the date on which all of the conditions set forth in Article 4 hereof have been satisfied in the sole discretion of Lender.

“Term Loan Documents” shall mean this Agreement, the Term Loan Note, the Deposit Account Control Agreement, the IP Security Agreement, the Power of Attorney, and every other document now or hereafter evidencing, securing or otherwise executed in conjunction with the Loan, together with all amendments, restatements, supplements and modifications thereof.

“Term Loan Expenses” shall mean, collectively, the expenses, charges, costs (including both hard costs and soft costs) and fees relating to the making, administration, negotiation, documentation, extension or any other aspect of the Term Loan, including, without limitation, Lender’s reasonable attorneys’ fees and costs in connection with the negotiation and documentation of the Loan (not exceeding $35,000), all recording fees and charges, title insurance charges and premiums, escrow fees, fees of insurance consultants, binders, policies and the like, and all other costs, expenses, charges and fees referred to in or necessitated by the terms of this Agreement or any of the other Term Loan Documents.

“Term Loan Note” shall mean the Term Loan Note evidencing the Term Loan dated as of even date herewith by Borrower payable to the order of Lender in the original principal amount of FIVE MILLION and No/100 Dollars ($5,000,000.00), as the same may be amended, restated, modified or supplemented and in effect from time to time

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“Term Loan Rate” shall mean $10.00% per annum, payable quarterly in arrears.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement and as amended from time to time.

“Unmatured Default” shall mean an event or circumstance that with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Warrant(s)” shall have the meaning set forth in Section 3.8 hereof.

2.2 Singular and Plural Terms. The meaning of defined terms are equally applicable to the singular and plural forms of the defined terms.

2.3 Accounting Principles. Any accounting term used and not specifically defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted under any Loan Document shall be prepared in conformity with, tax accounting principles applied on a consistent basis or in accordance with such other principles or methods as are reasonably acceptable to Lender.

2.4 References and Other Terms. Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be modified. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named. References to subparagraphs shall be construed as references to the same Section in which the reference appears. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include) without limitation.”

3. THE LOAN.

3.1 Commitment and Loan Advances; Borrowing; Prepayments.

(a) Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower, and Borrower may borrow from Lender from time to time prior to the Maturity Date the maximum aggregate principal amount of FIVE MILLION and No/100 Dollars ($5,000,000.00); provided that subject to the conditions of funding the Term Loan Advances, Borrower shall initially borrow TWO MILLION FIVE HUNDRED THOUSAND AND No/100 Dollars ($2,5000,000.00) on the Closing Date and then borrow the remaining committed amount of TWO MILLION FIVE HUNDRED THOUSAND AND No/100 Dollars ($2,500,000) not later than thirty (30) days after the filing by Borrower of an Acceptable ATM and the issuance of an Irrevocable Placement Notice (as defined below)(such borrowing referred to herein as the “Second Term Loan Advance”).

(b) Term Loan Advances. Borrower shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit A or telephonic notice (followed immediately by a Notice of Borrowing) to Lender of each Term Loan Advance not later than two (2) Business Days prior to the proposed Term Loan Advance date. Each such notice shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date and the amount thereof. Each borrowing shall be on a Business Day. Amounts borrowed and repaid may not be re-borrowed.

(c) Voluntary Prepayments. Borrower may from time to time prepay the Term Loan in advance in whole or in part; provided that Borrower shall give Lender notice thereof, not later than 11:00am New York time, on the date of such prepayment, specifying the date and amount of such prepayment.

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(d) Optional PIK Payment. Borrower may make a one (1) time PIK Payment as provided in Section 3.4(b).

(e) Mandatory Prepayments. Unless sooner paid in full, the outstanding principal balance of the Term Loan shall be paid in full on the Maturity Date. Notwithstanding the foregoing, Borrower shall be required to prepay the outstanding principal balance, together with any accrued interest and fees, of the Term Loan upon the occurrence of the following events and in the following amounts (each a “Mandatory Prepayment”):

(i) Upon the closing of any sale of any of the assets of Borrower or Collateral (excluding Excluded Assets) provided to Lender hereunder, Borrower shall make a Mandatory Prepayment in the amount of such sale;

(ii) Upon the closing of any sale of debt or equity securities of Borrower, Borrower shall make a Mandatory Prepayment in an amount equal to the net proceeds of such sale; and

(iii) Upon sales under the Acceptable ATM, Borrower shall make Mandatory Prepayments with the net proceeds from such sales.

Prior to the Maturity Date, all Mandatory Prepayments under clauses (i) and (ii) shall be applied first to any unpaid fees and expenses due and owing under this Agreement and second to scheduled payments in the inverse order of maturity.

Prior to July 1, 2020, all Mandatory Prepayments under clause (iii) shall be applied first to any unpaid fees and expenses due and owing under this Agreement and second to scheduled payments in the inverse order of maturity.

Beginning on and continuing after July 1, 2020, Mandatory Prepayments under clause (ii) shall be applied first to any unpaid fees and expenses due and owing under this Agreement and second to the next regularly scheduled payment during the Amortization Period and if that next scheduled payment is prepaid in full prior to the scheduled payment date then third to scheduled payments in the inverse order of maturity.

3.2 Term Loan Advances Evidenced by the Note. All Term Loan Advances hereunder shall be evidenced by the Term Loan Note, substantially in the form of Exhibit B, which shall be executed and delivered by Borrower simultaneously with the execution of this Agreement and amended in accordance with any additional Term Loan Advances made hereunder.

3.3 Calculation of Interest. Borrower promises to pay interest on the unpaid principal amount of the Term Loan for the period commencing on the date of the Term Loan until such Term Loan is paid in full at the Term Loan Rate; provided, if at any time an uncured Event of Default exists, the interest rate applicable to the Term Loan shall be increased to the Default Rate. In no event shall interest payable by Borrower to Lender hereunder exceed the maximum rate permitted under Applicable Law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.

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3.4 Payments of Principal and Interest.

(a) Unless sooner paid in full, the outstanding principal balance of the Term Loan shall be paid in full on the Maturity Date. Beginning on August 1, 2020, and continuing on the first day of each month during the Amortization Period or, if sooner, until all amounts under the Term Loan are paid in full. Borrower shall make monthly principal and interest payment on a straight line amortization schedule. The amortization schedule shall be calculated by Lender on an 18-month straight line basis based on the principal outstanding on July 31, 2020.

(b) Notwithstanding the foregoing, at any time prior to the Maturity Date, Borrower may choose to convert all or any part of one (and only one) regularly scheduled monthly payment of principal and interest into a payment-in-kind payment (a “PIK Payment”). Borrower shall provide Lender with written notice at least two (2) Business Days prior to the regularly scheduled payment date of its decision to convert such payment into a PIK Payment. Upon receipt of such notice, Lender shall apply the amount of the PIK Payment to the existing outstanding principal balance of the Term Loan and shall recalculate the remainder of the straight line amortization repayment schedule for the Term Loan through the Maturity Date. Borrower shall resume regularly scheduled payments of principal and interest of the Term Loan on the basis of the revised repayment schedule in the following month.

3.5 Default Rate. Upon the occurrence of an uncured Event of Default under this Agreement or any of the other Term Loan Documents, after the Maturity Date or following the acceleration of the maturity of the Term Loan, Lender may, if permitted under Applicable Law, do one or both of the following: (a) increase the rate of interest on the outstanding principal balance of the Term Loan and any other amounts then owing by Borrower to Lender to the Default Rate until paid in full and (b) add any unpaid accrued interest to principal and such sum shall bear interest therefrom until paid in full at the Default Rate. Neither the Term Loan Rate nor the Default Rate shall exceed the maximum rate permitted by Applicable Law under any circumstance.

3.6 Late Charge. If any payment under this Agreement or any other Loan Document is not made when such payment is due, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” equal to three percent (3.0%) of the amount of that payment. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender. Borrower agrees that the damages to be sustained by Lender for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of three (3) cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

3.7 Fees. Borrower shall pay to Lender, for Lender’s sole account in immediately available funds: (a) on the date of the first Term Loan Advance, an origination fee of Three Hundred Thousand dollars ($300,000.00); and (b) on the Term Loan Closing Date, any Term Loan Expenses then due and owing.

3.8 Warrants. On the date of the first Term Loan Advance, Borrower shall deliver to Lender 500,000 warrants exercisable into shares of Common Stock on the terms and conditions describer therein (each a “Warrant” and collectively, the “Warrants”). On the date of the Second Term Loan Advance, Borrower shall also deliver to Lender 500,000 Warrants. The Warrants shall be substantially in the form attached hereto as Exhibit C. The Warrants will be fully transferrable, have an exercise period terminating on October 31, 2022 and will be exercisable by the holder at a price equal to a 25% premium to the closing price of the Common Stock on the date that the respective Warrants are issued to Lender. Notwithstanding the foregoing, the exercise price of the Warrants shall not be less than $2.50 per share, subject to adjustment as further contained in the Warrants. The Warrants shall have demand and piggyback registration rights. Borrower shall use its best efforts to include the Warrants on a registration statement that Borrower files with Securities Exchange Commission within six (6) months of the date hereof. The Warrants shall permit a cashless exercise if they are not registered for resale at any time subsequent to six (6) months of the date of this Agreement.

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4. CLOSING DOCUMENTS AND CONDITIONS PRECEDENT. Prior to the making of any Term Loan Advance, Borrower shall execute and/or deliver to Lender those of the following documents and other items reasonably required to be executed and/or delivered by Borrower, and shall cause to be executed and/or delivered to Lender those of the following documents and other items reasonably required to be executed and/or delivered by others, all of which documents and other items shall contain such provisions as shall be reasonably required to conform to this Agreement and otherwise shall be satisfactory in form and substance to Lender (the first date on which all such documents and other items being accepted by Lender being the “Closing Date”) :

4.1 Term Loan Documents. The Term Loan Documents.

4.2 FastPay Payoff Letter. A letter from Fastpay Partners LLC, evidencing the payoff amount required by Fastpay Partners LLC to satisfy and release all of Borrower’s obligations and collateral under that certain Financing and Security Agreement dated September 14, 2016 among Borrower and FastPay Partners LLC with such payoff amount to be included in the flow of funds memorandum with instructions by Borrower that funds in such amount be disbursed to FastPay Partners LLC at Closing.

4.3 Searches. Current Uniform Commercial Code, federal and state tax lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering Borrower and disclosing no matters objectionable to Lender. Borrower agrees that Lender shall file, on the Closing Date, UCC-1 financing statements suitable for the perfection of the security interests granted by Borrower in the Collateral hereunder.

4.4 Opinion of Counsel. Opinion letter from legal counsel for Borrower (which counsel must be approved by Lender with respect to the issuance of such opinion) opining to the authority of said parties to execute, deliver and perform their respective obligations under the Term Loan Documents, to the validity and binding effect and enforceability of the Term Loan Documents, to the perfection of the security interests provided to Lender in the Collateral, and to such other matters as Lender and its counsel shall reasonably require.

4.5 Financial Conditions. Evidence that, as of the date of the Term Loan Advance, there has been no material adverse change in the business prospects or financial condition of Borrower since the date of the most recent financial statements or projections delivered to Lender.

4.6 Organizational Documents. A certified copy (certified, where applicable, by the state office in which such documents were filed, and in all other cases by an appropriate representative of the entity) of:

(a) The Certificate of Incorporation of Borrower;

(b) The Bylaws of Borrower;

(c) A Good Standing Certificate for Borrower from the Secretary of State of Delaware, reflecting that Borrower is in good standing in the State of Delaware;

(d) Resolutions of Borrower authorizing the execution and delivery of the documents evidencing and securing the Term Loan, certified by an appropriate representative of Borrower;

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(e) An incumbency certificate, including specimen signatures for all individuals executing any of the Term Loan Documents of Borrower, certified by the manager or other appropriate representative of Borrower;

(f) All other instruments and documents concerning the formation and existence of Borrower and each of its Affiliates, and the execution and delivery of the Term Loan Documents by Borrower and each of its Affiliates, as required by Lender.

4.7 Conditions Precedent in General. In addition to the other conditions set forth herein, the obligation of Lender to make any Term Loan Advance shall be conditioned upon and subject to the payment to Lender of all loan fees then owing from Borrower to Lender, including without limitation the Term Loan Expenses, and to satisfaction of all of the following conditions:

(a) All representations and warranties contained in this Agreement and in the other Term Loan Documents shall be true in all material respects on and as of the date of such disbursement.

(b) Borrower shall have performed, or Lender shall have waived, all of its obligations under all Term Loan Documents which are required to be performed on or prior to the date of such disbursement.

(c) There shall be no material adverse change in the business prospects or financial condition of Borrower as reasonably determined by Lender.

(d) No Event of Default shall have occurred that has not been waived in writing by Lender, and no Unmatured Default shall then exist.

(e) No litigation or proceedings are pending (including proceedings under Title 11 of the United States Code) against Borrower, which litigation or proceedings, in the reasonable judgment of Lender, would adversely affect Borrower’s ability to perform its respective obligations under the Term Loan Documents.

4.8 Borrower Account. Borrower shall, at all times while any amounts remain outstanding hereunder, maintain an account with Lender.

4.9 Power of Attorney. Borrower shall execute and deliver to Lender a Power of Attorney (the “Power of Attorney”), substantially in the form attached hereto as Exhibit D.

4.10 Additional Documents. Such other papers and documents regarding Borrower as Lender may reasonably require.

4.11 Consultancy. Borrower shall enter into an advisory agreement with Lender or its Affiliate, in such form as acceptable to Lender in its sole discretion, pursuant to which Lender shall act as Borrower’s exclusive financial advisor in connection with the sale of the Units.

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5. SECURITY INTEREST AND THE COLLATERAL.

5.1 Security Interest. As security for the full and timely payment of the Indebtedness in accordance with the terms of this Term Loan Agreement, the Term Loan Note and the other Term Loan Documents and the full and timely payment and performance of all of the obligations of Borrower under this Agreement, the Term Loan Note and the other Term Loan Documents (the “Obligations”), Borrower hereby grants to Lender a continued enforceable perfected security interest under the UCC in and to such of the Collateral as is now owned or acquired after the date of this Agreement by Borrower, but excluding the Excluded Assets, including without limitation all money, cash, cash equivalents, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Electronic Chattel Paper, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, books and records, and the products, profits, rents of, dividends or distributions on, accessions to, and all Proceeds (including insurance claims and insurance proceeds) of any of the foregoing and Supporting Obligations of Borrower, and agrees that, upon filing of all applicable UCC-1 financing statements with the appropriate offices, Lender shall have a perfected security interest in and to such Collateral. The Collateral is intended to be all assets of Borrower, but excluding the Excluded Assets, whether or not within the scope of the Code. Borrower hereby ratifies any and all financing statements and amendments to financing statements evidencing Lender’s security interest in the Collateral filed prior to the date hereof.

5.2 Rights and Remedies of a Secured Party. In addition to all rights and remedies given to Lender pursuant to this Agreement, the Term Loan Note, and the other Term Loan Documents, Lender shall have all of the rights and remedies of a secured party under the UCC. Borrower and Lender agree that this Agreement shall constitute a Security Agreement within the meaning of the UCC, Borrower being the debtor and Lender being the secured party. Promptly upon request of Lender from time to time after the occurrence of an Event of Default, Borrower shall deliver to Lender, without limitation, (1) all invoices and customer statements rendered to account debtors, Documents, contracts, Chattel Paper, Electronic Chattel Paper, Instruments and other writings and/or records pertaining to Borrower’s contracts or the performance of Borrower’s contracts, and (2) evidence of Borrower’s Accounts and statements showing the aging, identification, reconciliation and collection thereof, all of the foregoing to be certified by an authorized officer or other employee of Borrower. Lender shall have the right at any time after the occurrence of an Event of Default, in its sole discretion, to give notice of Lender’s security interest to account debtors obligated to Borrower, to take over and direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper, to notify such account debtors to make payment directly to Lender and to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce Borrower’s contract rights. Further, upon the occurrence of any Event of Default, and promptly following demand by Lender, Borrower shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender. The right of Lender under this paragraph to have the Collateral assembled and made available to it may, at Lender’s election, be enforced by an action in equity for injunctive relief or specific performance. It is understood and agreed by Borrower that Lender shall have no liability whatsoever under this Agreement except for its own gross negligence or willful misconduct.

5.3 Further Actions. Borrower shall at any time and from time to time, take such steps as Lender may request (i) to cause any bailee having possession of any of the Collateral to provide to Lender a written acknowledgement of Lender’s security interest in such Collateral, in form and substance satisfactory to Lender, (ii) to cause Lender to obtain “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper, and (iii) otherwise to ensure the continued perfection and priority of Lender’s security interest in any of the Collateral and of the preservation of its rights therein. Further, Borrower will immediately notify Lender in writing in the event that Borrower becomes a party to or obtains any rights with respect to any Commercial Tort Claim. Such notification shall include information sufficient to describe such Commercial Tort Claim, including, but not limited to, the parties to the claim, the court in which the claim was commenced, the docket number assigned to such claim, if any, and a detailed explanation of the events that gave rise to the claim. Borrower shall execute and deliver to Lender all documents and/or agreements necessary to grant Lender a security interest in such Commercial Tort Claim to secure the Obligations. Borrower authorizes Lender to file (without Borrowers signature) initial financing statements or amendments, as Lender deems necessary to perfect its security interest in the Commercial Tort Claim. Additionally, Borrower shall provide Lender with written notice of any Letters of Credit for which Borrower is the beneficiary. Borrower shall execute and deliver (or cause to be executed or delivered) to Lender, all documents and agreements as Lender may require in order to obtain and perfect its security interest in such Letter of Credit Rights.

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5.4 Actions With Respect to Accounts. Borrower irrevocably makes, constitutes and appoints Lender (and any of Lender’s designated officers, employees or agents) as its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions, in its name or in the name of Lender, as Lender may determine, at any time after the occurrence of an Event of Default and for so long as such Event of Default continues (except as expressly limited in this Article 5) without notice to Borrower and at Borrower’s expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts;

(d) Take control in any manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) In any case and for any reason, notify the United States Postal Service to change the address for delivery of mail addressed to Borrower to such address as Lender may designate;

(f) In any case and for any reason, receive, open and dispose of all mail addressed to Borrower;

(g) Take control in any manner of any rejected, returned, stopped-in-transit or repossessed goods relating to Accounts;

(h) Enforce payment of and collect any Accounts by legal proceedings or otherwise, and for such purpose Lender may:

(i) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to Lender;

(ii) Receive and collect all monies due or to become due to Borrower;

(iii) Exercise all of Borrower’s rights and remedies with respect to the collection of Accounts;

(iv) Settle, adjust, compromise, extend, renew, discharge or release Accounts;

(v) Sell or assign Accounts on such terms, for such amounts and at such times as Lender deems advisable;

(vi) Prepare, file and sign Borrower’s name on any proof of claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(vii) Prepare, file and sign Borrower’s name on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien, or similar document in connection with the Collateral;

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(viii) Endorse the name of Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading, or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other medium of payment or evidence of security interest that may come into Lender’s possession;

(ix) Sign the name of Borrower to verifications of Accounts and notices of Accounts sent by account debtors to Borrower; or

(x) Take all other actions necessary or desirable to protect Borrower’s and Lender’s interest(s) in the Accounts.

Borrower ratifies and approves all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Indebtedness is paid in full and Borrower shall have performed all of its obligations under this Agreement. Borrower further agrees to use its best efforts to assist Lender in the collection and enforcement of the Accounts and will not hinder, delay or impede Lender in any manner in its collection and enforcement of the Accounts. NEITHER LENDER, NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY HEREIN OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

5.5 Preservation of Rights Against Third Parties; Preservation of Collateral in Lender’s Possession. Until such time as Lender exercises its right to effect direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to effect the enforcement of Borrower’s contract rights, Borrower assumes full responsibility for taking any and all steps to preserve rights in respect of the Accounts, the Chattel Paper and the Electronic Chattel Paper and its contracts against third parties. Lender’s duty of care with respect to Collateral in its possession (as imposed by law) will be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or third person, and Lender need not otherwise preserve, protect, insure or care for such Collateral. Lender shall not be obligated to preserve rights that Borrower may have against prior parties, to liquidate the Collateral at all or in any particular manner or order or apply the Proceeds of the Collateral in any particular order of application. Lender has no obligation to clean up or prepare Collateral for sale. If notice to Borrower of any intended disposition of Collateral or any other intended action is required by applicable law in a particular situation, such notice will be deemed commercially reasonable if given in the manner specified in this Agreement at least ten (10) calendar days before the date of intended disposition or other action.

5.6 Assignment of Deposit Accounts. As permitted by the terms of any previously existing liens on Borrower’s deposit accounts, prior to or concurrently with the execution of this Agreement, Borrower shall perfect the security interest of Lender in such Borrower’s deposit accounts including, without limitation, a Deposit Account Control Agreement for each such deposit account.

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6. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to execute this Agreement and to make the Term Loan, Borrower represents and warrants to Lender as follows:

6.1 Formation, Qualification and Compliance. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct business in each of the jurisdictions in which it conducts business except to the extent that failure to do so would not result in a material adverse effect to the Company’s business. Borrower has full power and authority to conduct its business as presently conducted, to enter into this Agreement, the other Term Loan Documents to which it is a party and to perform all of its duties and obligations under this Agreement and such other Term Loan Documents. Such execution and performance have been duly authorized pursuant to the Certificate of Incorporation and Bylaws of Borrower.

6.2 Execution and Performance of Term Loan Documents.

(a) Borrower has all requisite authority to execute, deliver, and perform its obligations under the Term Loan Documents.

(b) The execution and delivery by Borrower and the performance by Borrower of its obligations under each Term Loan Document have been authorized by all necessary action and do not and will not:

(i) require any consent or approval not heretofore obtained of any Person;

(ii) violate any provision of, or require any consent or approval not heretofore obtained under, any governing document applicable to Borrower;

(iii) result in or require the creation of any lien, claim, charge or other right of others of any kind (other than under or as provided for in the Term Loan Documents) on or with respect to any property now or hereafter owned or leased by Borrower or any of its Affiliates;

(iv) violate any provision of any Applicable Law presently in effect; or

(v) constitute a breach or default under, or permit the acceleration of obligations owed under, any contract, loan agreement, lease or other agreement or document to which Borrower is a party or by which Borrower or any of its property is bound.

(c) Borrower is not in default, in any respect, that is adverse to Lender’s interests in or under the Term Loan Documents or that would have any material adverse effect on the financial condition of Borrower or the conduct of their respective businesses, under any Applicable Law, contract, lease or other agreement or document described in subparagraphs (ii) or (v) of the previous Subsection.

(d) No approval, license, exemption or other authorization from, or filing, registration or qualification with, any Governmental Agency is required in connection with:

(i) the execution by Borrower of, and the performance by Borrower of its obligations under, the Term Loan Documents; and

(ii) the creation of the liens described in the Term Loan Documents other than the recording of recordable documents and filing the financing statements.

6.3 Title. Borrower owns good and marketable fee simple title to the Collateral. The Collateral is owned free and clear of all liens, claims and encumbrances, except as set forth on Schedule 6.3.

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6.4 Validity and Enforceability of Documents. Upon the execution and delivery of the Term Loan Documents, the Term Loan Documents shall be valid and binding upon the parties that have executed the same in accordance with the respective provisions thereof, and shall be enforceable in accordance with the respective provisions thereof, subject only to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditor’s rights.

6.5 Solvency. Borrower is solvent and able to pay its debts as such debts become due, and has capital sufficient to carry on Borrower’s present business transactions. The value of Borrower’s property, at a fair valuation, is greater than the sum of its debts. Borrower is not bankrupt or insolvent, nor has Borrower made an assignment for the benefit of its creditors, nor has there been a trustee or receiver appointed for the benefit of Borrower’s creditors, nor has there been any bankruptcy, reorganization or insolvency proceedings instituted by or against Borrower, nor will Borrower be rendered insolvent by Borrower’s execution, delivery or performance of the Term Loan Documents or by the transactions contemplated thereunder.

6.6 Financial Statements. All financial statements submitted to Lender relating to Borrower, are materially true, complete and correct, and have been prepared in accordance with tax accounting principles and fairly present the financial condition of Borrower and the other information therein described and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statement submitted or this Agreement.

6.7 No Material Adverse Change 1. There has been no material adverse change in the condition, financial or otherwise, or the properties or businesses of Borrower since the dates of the latest financial statements furnished to Lender. Since those dates, Borrower has not entered into any material transaction which would have a material adverse effect on Borrower whether or not disclosed in such financial statements or otherwise disclosed to Lender in writing, and there do not exist any circumstances or conditions that with the passage of time or giving of notice or both would result in an Event of Default under any of the Term Loan Documents.

6.8 Litigation. Except as set forth in Schedule 6.9, there is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceeding, action, investigation, claims or demand pending or, to the best of Borrower’s knowledge, after due inquiry, threatened, affecting Borrower or the Collateral, or involving the validity or enforceability of the Term Loan Documents or involving any risk of a judgment or liability which, if satisfied, would have an adverse effect on the financial condition, business or properties of Borrower, or which would prevent Borrower from complying with or performing its obligations under this Agreement, the Term Note or any of the other Term Loan Documents within the time limits set forth therein for such compliance or performance and no basis for any such matter exists

6.9 Name and Principal Place of Business. Borrower presently uses no trade name other than its actual name. Borrower’s principal place of business is 456 Seaton Street, Los Angeles, CA 90013.

6.10 Financing Statements. Except to the extent set forth in Schedule 6.10, there are no UCC financing statements in effect with respect to the Collateral other than those to be filed and/or recorded by Lender which name Borrower as debtor. The security interests in the Collateral granted to Lender herein (i) constitute and will continue to constitute perfected security interests under the UCC (or other applicable law) entitled to all the rights, benefits and priorities provided by the UCC (or other applicable law) and (ii) are and will continue to be superior and prior to the rights of all third parties, to the full extent provided by law. All filing fees and other expenses in connection with filing of financing statements or continuations thereof shall be paid by Borrower, and Lender shall be reimbursed by Borrower for any such fees and expenses incurred by Lender.

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6.11 Ineligible Securities. No portion of any Term Loan Advance shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any Affiliate of Lender during the underwriting period and for thirty (30) days thereafter.

6.12 Use of Loan Proceeds. The proceeds of the Term Loan disbursed to Borrower shall be used by Borrower solely for the purposes set forth in Section 1.1 hereof.

7. BORROWER’S COVENANTS.

7.1 Acceptable ATM . To the extent permitted by Applicable Law, Borrower covenants and agrees

(a) To enter into with Lender, or its designee, no later than May 1, 2020, an At Market Issuance Sales Agreement (the “ATM Agreement”) pursuant to which Borrower shall conduct an at the market offering of its common stock (an “ATM”) for the maximum amount of capacity then available to it under General Instruction I.B.6 of Form S-3 of the Securities and Exchange Commission. To the extent that General Instruction I.B.6 would permit an ATM of at least $1 million dollars prior to May 1, 2020, Borrower shall file the ATM Agreement as soon as reasonably practical. Notwithstanding the foregoing, each time that General Instruction I.B.6 would permit an additional amount of offering capacity of at least $1 million dollars, Borrower shall re-file the ATM for such incremental amount of additional offering capacity. In addition to the foregoing, the ATM shall contain terms and conditions (including availability) acceptable to Lender in its sole discretion relating to conditions to making sales, representations and warranties, covenants, underwriter fees, expense reimbursement, and indemnification (an “Acceptable ATM”). Notwithstanding any of the foregoing to the contrary, to meet the second Bridge Loan Advance requirement set forth in Section 3.4 hereof of an Acceptable ATM, the cumulative amount of capacity available, to be sold under the ATM must be no less than such amount as mutually agreed to in writing between the parties.

(b) Immediately upon the filing of an Acceptable ATM, Borrower shall deliver to Lender an irrevocable placement notice (the “Irrevocable Placement Notice”) containing such parameters as may be acceptable to Lender in its sole discretion in Lender’s capacity as underwriter under the ATM, together with such other documents, instruments and certificates reasonably required by Lender in such capacity. For the avoidance of doubt, the issuance and delivery to Lender of an Irrevocable Placement Notice under the ATM Agreement shall also be considered a requirement for the Second Term Loan Advance.

7.2 Incurrence of Additional Debt. Borrower shall not create, incur, assume or suffer to exist any additional Debt, direct or indirect, without the prior written consent of Lender.

7.3 Liens. Borrower shall not create or permit to exist any Lien on any of its real or personal properties (whether now owned or hereafter acquired), including without limitation, any of the Collateral, except the Permitted Liens.

7.4 Release by Lender. With respect to the matters set forth in Section 7.3 above, if Borrower shall fail promptly to discharge any asserted liens or claims, then Lender may, but shall not be required to, procure the release and discharge of any such claim and any judgment or decree thereon and, further, may, in its sole discretion, effect any settlement or compromise of the same, and any amounts so expended by Lender, including premiums paid, shall be deemed to constitute disbursements of the proceeds of the Term Loan hereunder and shall bear interest from the date so disbursed until paid at the Default Rate. In discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

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7.5 Transactions with Affiliates. If any Affiliate constitutes a material portion of the Collateral provided to Lender as security for the repayment of the Term Loan, Borrower shall not permit the merger or consolidation of such Affiliate into another business entity if such merger or consolidation would negatively impact the perfection of Lender’s security interest in the Collateral, without Lender’s prior written consent.

7.6 Financial Statements; Reports. Borrower will from time to time furnish to Lender such information and reports, financial and otherwise, concerning Borrower, as Lender reasonably requires.

7.7 Affirmation of Representations and Warranties. Borrower agrees that all representations and warranties of Borrower contained in Article 6 hereof shall remain true in all material respects at all times until the Term Loan is repaid in full.

7.8 Title. Except for the Permitted Liens and lien of general real estate taxes payment of which is not yet due, Borrower shall keep its fee simple title to the Collateral, free and clear of all liens, claims and encumbrances. Borrower shall faithfully preserve and protect Lender’s security interest in the Collateral and shall, at its own cost and expense, cause or assist Lender to cause that security interest to be perfected and continue perfected so long as the Indebtedness or any portion of the Indebtedness is outstanding, unpaid or executory. For purposes of the perfection of Lender’s security interest in the Collateral in accordance with the requirements of this Agreement, Borrower authorizes Lender, at any time and from time to time, to file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of Borrower or words of similar effect and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment.

7.9 Performance of Obligations; Notice of Default. Borrower shall promptly and fully perform and comply in all respects with the obligations, terms, agreements, provisions and requirements of this Agreement and the other Term Loan Documents and all other documents and instruments relating thereto and will not permit to occur any default or breach hereunder or thereunder. Borrower shall promptly give to Lender notice of the occurrence of any Unmatured Default or of any event that could have a material adverse effect on any security for the Term Loan or on Borrower’s ability to perform its obligations under this Agreement or any of the other Term Loan Documents.

7.10 OFAC. Borrower shall (a) ensure that no Person that controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of any proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply with all applicable Bank Secrecy Act laws and regulations, as amended.

7.11 Loan Expenses. Borrower agrees to pay all of the Loan Expenses. Any Loan Expenses paid by Lender shall bear interest commencing on the date demand for repayment thereof is made by Lender until repaid to Lender at the Default Rate and shall be paid by Borrower upon demand, or may be paid by Lender at any time by disbursement of proceeds of the Loan. Any Loan Expenses paid by Lender shall be reimbursed to Lender by Borrower regardless of whether there shall be any disbursements of the Loan.

7.12 Notice of Certain Matters. Borrower shall give notice to Lender, within fifteen (15) days after Borrower obtains actual knowledge thereof, of each of the following:

(a) any litigation or claim affecting or relating to Borrower, including any of its Affiliates, and involving an amount in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00); and any litigation or claim that might subject Borrower or any of its Affiliates to liability in excess of Fifty Thousand and 00/100 Dollars ($50,000.00), whether covered by insurance or not;

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(b) any dispute between Borrower or any of its Affiliates and any Governmental Agency the adverse determination of which might materially affect Borrower;

(c) any trade name hereafter used by Borrower or any of its Affiliates and any change in Borrower’s principal place of business;

(d) any Unmatured Default or Event of Default; and/or

(e) any material adverse change in the financial condition of Borrower or in the Collateral.

7.13 Additional Reports and Information. Borrower shall deliver to Lender, concurrently with delivery to the third parties noted hereafter, copies of all reports which are available for public inspection or which Borrower is required to file with any Governmental Agency.

7.14 Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under the Term Loan Documents, to protect and further the validity, priority and enforceability of the Term Loan Documents, to subject to the Term Loan Documents any property intended by the terms of any Term Loan Document to be covered by the Term Loan Documents, including the Collateral, or otherwise to carry out the purposes of the Term Loan Documents and the transactions contemplated thereunder.

7.15 Amendment of Organizational Documents. Neither the Certificate of Incorporation nor the Bylaws of Borrower shall be amended, supplemented or restated, in whole or in part, without the prior, written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed). Borrower shall deliver to Lender a copy of any such amendment, supplementation or restatement to the Certificate of Incorporation or the Bylaws within ten (10) calendar days after the execution of any such amendment.

7.16 Limitations on Additional Indebtedness; Other Prohibited Transactions.

(a) Except as expressly permitted herein, Borrower shall not, without the prior written consent of Lender granted in its sole discretion, incur any indebtedness of any kind.

(b) Borrower shall not, without the prior written consent of Lender, engage directly or indirectly in any off balance sheet, hedge or derivative transactions, including without limitation, interest rate swaps and interest rate caps except with Lender and its affiliates and subsidiaries. In addition to the foregoing, Borrower shall not cause or allow the proceeds of the Term Loan to be invested.

8. EVENTS OF DEFAULT. The occurrence of any one or more of the following, shall constitute an “Event of Default”:

(a) Failure by Borrower to make: (i) any payment of principal or interest under the Term Loan Note when due, or (ii) any other payment under the Term Loan Documents when due or, if no date is stated, five (5) days after demand (or such shorter period as may be expressly provided for herein or therein).

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(b) Failure by Borrower to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower contained in this Agreement and not specifically referred to elsewhere in this Section 8; provided, however, that if such failure by its nature can be cured, then so long as the priority, validity and enforceability of the liens created by this Agreement, or any of the other Term Loan Documents is not impaired, threatened or jeopardized, then Borrower shall have a period (“Cure Period”) of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period (provided, however, such period shall be limited to ten (10) days if such failure can be cured by the payment of money), provided further that if Borrower commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate.

(c) The existence of any material inaccuracy or untruth in any representation or warranty contained in this Agreement or any other Term Loan Documents, or of any statement or certification as to facts delivered to Lender by or on behalf of Borrower.

(d) Borrower or any of its successors or permitted assigns, shall:

(i) file a voluntary petition in bankruptcy or an arrangement or reorganization under any federal or state bankruptcy, insolvency or debtor relief law or statute (hereinafter referred to as a “Bankruptcy Proceeding”);

(ii) file any answer in any Bankruptcy Proceeding or any other action or proceeding admitting insolvency or inability to pay his, her or its debts;

(iii) fail to oppose, or fail to obtain a vacation or stay of, any involuntary Bankruptcy Proceeding within sixty (60) days after the filing thereof;

(iv) solicit or cause to be solicited petitioning creditors for any involuntary Bankruptcy Proceeding against Borrower;

(v) be granted a decree or order for relief, or be adjudicated a bankrupt or declared insolvent in any Bankruptcy Proceeding, whether voluntary or involuntary;

(vi) have a trustee or receiver appointed for or have any court take jurisdiction of its property, or the major part thereof, in any voluntary or involuntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and, with respect to an involuntary proceeding only, such trustee or receiver is not discharged or such jurisdiction is not relinquished, vacated or stayed on appeal or otherwise, within sixty (60) days after the commencement thereof;

(vii) make an assignment for the benefit of creditors;

(viii) consent to any appointment of a receiver or trustee or liquidator of all of its property, or the major part thereof; or

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(ix) have an attachment or execution levied with respect to, or other judicial seizure be effected for, all or substantially all of its assets.

(e) The assignment or attempted assignment of this Agreement by Borrower without Lender’s prior written consent.

(f) The occurrence of a material adverse change in the financial condition of Borrower.

(g) The occurrence of an Event of Default under any of the other Term Loan Documents.

(h) The existence of any fraud, dishonesty or bad faith by or with the acquiescence of Borrower which in any way relates to or affects the Term Loan.

(i) The occurrence of a default under any other loan in excess $250,000 under which Borrower is obligated.

9. REMEDIES.

9.1 Remedies. Upon the occurrence of any Event of Default (subject to all required cure periods hereunder), Lender, in addition to availing itself of any remedies conferred upon it at law or in equity and by the terms of the Term Loan Note or the other Term Loan Documents, may declare the outstanding principal balance of the Term Loan, together with all accrued interest thereon and other amounts owing in connection therewith, to be immediately due and payable in full, regardless of any other specified due date, and in the event of the occurrence of an Event of Default under Section 8(d) such principal and interest shall become immediately due automatically.

9.2 Cumulative Remedies, No Waiver. Lender’s rights and remedies under the Term Loan Documents are cumulative and in addition to all rights and remedies provided by Applicable Law from time to time. The exercise or direction to exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy. No waiver of any default shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated. No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated. No waiver of any provision of any Term Loan Document shall be construed as a waiver of any subsequent breach of the same provision. The consent by Lender to any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act. Lender’s acceptance of the late performance of any obligation shall not constitute a waiver by Lender of the right to require prompt performance of all further obligations; Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of Lender’s right to proceed with the exercise of remedies for any unfulfilled obligations; and Lender’s acceptance of any partial performance shall not constitute a waiver by Lender of any rights relating to the unfulfilled portion of the applicable obligation.

10. MISCELLANEOUS.

10.1 Additional Indebtedness. If any advances or payments made by Lender pursuant to this Agreement or any other Term Loan Document, together with disbursements of the Term Loan, shall exceed the aggregate face amount of the Term Loan Note, all such advances and payments shall constitute additional Indebtedness secured by the security for the Term Loan, and shall bear interest at the Default Rate from the date advanced until paid. Notwithstanding the foregoing, any excess which results from the conversion of a PIK Payment shall bear interest at the Term Loan Rate.

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10.2 Additional Acts. Borrower shall, upon request, execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to provide to Lender the evidence of and security for the Term Loan contemplated by this Agreement.

10.3 Term Loan Agreement Governs. In the event of any inconsistency between any provision of this Agreement and any provision of any other Term Loan Document, the provision of this Agreement shall govern; provided, however, that the provisions of all of the Term Loan Documents shall be construed as an integrated set of provisions governing the Term Loan and, accordingly, shall be interpreted and construed liberally to give the maximum validity, enforceability and effect to all of such provisions.

10.4 Additional Advances. If an Event of Default shall occur, Lender may, but shall not be obligated to, take any and all actions to cure such default, and all amounts expended in so doing, all Term Loan Expenses and all other amounts paid or advanced by Lender pursuant to the Term Loan Documents, and all other amounts advanced by Lender in connection with preserving any security for the Term Loan, shall constitute additional advances of the Term Loan, shall be secured by the security for the Term Loan, and shall bear interest at the Default Rate from the date advanced until paid.

10.5 Amendment; Waiver; Approval. This Agreement shall not be amended, modified or supplemented without the written agreement of Borrower and Lender at the time of such amendment, modification or supplement. No waiver of any provision of this Agreement or any of the other Term Loan Documents shall be effective unless set forth in writing signed by the party making such waiver, and any such waiver shall be effective only to the extent therein set forth. Failure by Lender to insist upon full and prompt performance of any provisions of this Agreement or any of the other Term Loan Documents, or to take action in the event of any breach of any such provision or upon the occurrence of any Event of Default, shall not constitute a waiver of any rights of Lender, and Lender may at any time thereafter exercise all available rights and remedies with respect to such breach or Event of Default. Receipt by Lender of any instrument or document shall not constitute or be deemed to be an approval thereof. Any approvals required under any of the other Term Loan Documents must be in writing, signed by Lender and directed to Borrower.

10.6 Notice. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) immediately upon transmission of electronic mail (e-mail). Either party by notice to the other in the manner provided herein may designate additional or different addresses for subsequent notices or communications:

To Lender:	BRF Finance Co., LLC
21255 Burbank Blvd.
Suite 400
Woodland Hills, CA 91367
Attn: General Counsel
Telephone: (212) 457-9947

With copy to:	Duane Morris LLP
1540 Broadway
New York, NY 10036
Attn: Dean M. Colucci
Telephone: 973-424-2020
Email: dmcolucci@duanemorris.com

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To Borrower:	SRAX, Inc.
456 Seaton Street
Los Angeles, CA 90013
Attn: Christopher Miglino
Telephone:
Email: Chris@srax.com

With copy to:	Silvestre Law Group, P.C.
31200 Via Colinas., Suite 200
Westlake Village, CA 91362
Attn: Raul Silverstre, Esq.
Telephone: (818) 597-7552
Email: rsilvestre@silvestrelaw.com

10.7 Benefit; Assignment. The rights, powers and remedies of Lender under this Agreement shall inure to the benefit of Lender and its successors and assigns. The rights and obligations of Borrower under this Agreement may not be assigned and any purported assignment by Borrower shall be null and void. Lender shall have the right to sell, assign or transfer portions of its right, title and/or interest in and to this Agreement and the other Term Loan Documents (including the sale of participation interests therein), without the consent or approval of Borrower, and Borrower agrees to cooperate in all respects with Lender in connection therewith, including, without limitation, the execution of all documents and instruments reasonably requested by Lender or such transferee provided that such documents and instruments do not materially adversely affect any of Borrower’s duties or obligations under the Term Loan Documents.

10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.9 Indemnity. Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including court costs and reasonable attorneys’ fees) of whatever kind or nature which may be imposed on, incurred by or asserted against Lender at any time which relate to or arise from the offer for sale or sale of any limited partnership interest, shareholder interest or membership interest in Borrower, the acquisition or sale or offer for sale of all or any portion of the Collateral, including, without limitation, any brokerage commissions or finder’s fees asserted against Lender with respect to the making of the Term Loan or other matters; provided, however, that the foregoing indemnity shall not extend to any liabilities, obligations, claims, losses, costs, damages or expenses resulting from the gross negligence or willful misconduct of Lender.

10.10 Headings. The titles and headings of the articles, sections and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

10.11 No Partnership or Joint Venture. Lender, by executing and performing this Agreement shall not become a partner or joint venturer with Borrower or any of their respective associates or affiliates.

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10.12 Time is of the Essence. Time is of the essence of the payment of all amounts due Lender under the Term Loan Documents and performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement and the other Loan Documents.

10.13 Invalid Provisions. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

10.14 Acts by Lender. Notwithstanding anything herein contained to the contrary, Lender will not be required to make any disbursement or perform any other act under this Agreement if, as a result thereof, Lender will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto.

10.15 Binding Provisions. The covenants, warranties, agreements, obligations, liabilities and responsibilities of Borrower under this Agreement shall be binding upon and enforceable against Borrower and its legal representatives, administrators, successors and permitted assigns.

10.16 Counterparts. This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement. This Agreement may be signed and delivered by tele facsimile or other electronic signatures and such signatures shall bind the parties hereto. Delivery of an executed counterpart of this Agreement by tele facsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by tele facsimile or any other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

10.17 No Third Party Beneficiary. This Agreement is only for the benefit of the parties hereto and their permitted successors and assigns. No other Person or entity shall be entitled to rely on any matter set forth herein without the prior written consent of such parties.

10.18 Publicity. Subject to compliance with Applicable Laws, Lender reserves the right to publicize the making of the Loan in any manner it deems appropriate.

10.19 Joint and Several Obligations. The obligations and liabilities of Borrower under this Agreement shall be joint and several and shall be binding upon and enforceable against Borrower and its successors and assigns.

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10.20 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. BORROWER WAIVES ANY CLAIM THAT NEW YORK COUNTY, NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY APPLICABLE LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

10.21 JURY WAIVER. BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TERM LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN BORROWER AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE TERM LOAN DESCRIBED HEREIN AND IN THE OTHER TERM LOAN DOCUMENTS.

[Signature page follows]

22

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:		LENDER:

SRAX, INC.		BRF FINANCE CO., LLC

By:		By:
Name:	Michael Malone	Name:
Title:	Chief Financial Officer	Title:

Loan and Security Agreement Signature Page

SCHEDULES

ExhibitS

Exhibit A – Form of Notice of Borrowing

Exhibit B – Form of Term Loan Note

Exhibit C - Warrant

Exhibit D – Power of Attorney

(Exhibit to Loan and Security Agreement)

EXHIBIT A

FORM OF NOTICE OF BORROWING

To: BRF Finance Co., LLC, as Lender

Please refer to the Term Loan and Security Agreement dated as of February 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan and Security Agreement”) between SRAX, Inc. (“Borrower”) and BRF Finance Co., LLC (the “Lender”). Terms used but not otherwise defined herein are used herein as defined in the Term Loan and Security Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 3.1 of the Term Loan and Security Agreement, of a request hereby for a borrowing as follows:

(i) The requested borrowing date for the proposed borrowing (which is a Business Day) is ______________, ____.

(ii) The aggregate amount of the proposed borrowing is $______________.

(iii) The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Default or Event of Default under the Term Loan and Security Agreement; and (ii) each of the representations and warranties contained in the Term Loan and Security Agreement and the other Term Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Term Loan and Security Agreement.

(Signature page follows.)

(Exhibit to Loan and Security Agreement)

Borrower has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

SRAX, INC.

By:

Title:

(Exhibit to Loan and Security Agreement)

EXHIBIT B

FORM OF TERM LOAN NOTE

TERM LOAN NOTE

______________________ [PLACE]
$______________

The undersigned, for value received, jointly and severally, promise to pay to the order of BRF Finance Co., LLC (“Lender”) at its principal office in Woodland Hills, California, the aggregate unpaid amount of the Term Loan (“Loan”) made to the undersigned by Lender pursuant to the Term Loan and Security Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of Lender), such principal amount to be payable on the dates set forth in the Term Loan and Security Agreement.

The undersigned further promises to pay on the unpaid principal amount of the Term Loan from the date of the Term Loan until such Term Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Term Loan and Security Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Term Loan Note (“Note”) evidences indebtedness incurred under, and is subject to the terms and provisions of, the Term Loan and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan and Security Agreement”; terms not otherwise defined herein are used herein as defined in the Loan and Security Agreement), among the undersigned and Lender, to which Term Loan and Security Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State without reference to conflicts of law provisions.

(Signature page follows.)

(Exhibit to Loan and Security Agreement)

SRAX, INC.

By:

Title:

EXHIBIT C

FORM OF WARRANT

EXHIBIT C

POWER OF ATTORNEY

This Power of Attorney is executed and delivered as of May [*], 2020, by SRAX, Inc. (the “Borrower”), a corporation organized and existing under the laws of the State of Delaware pursuant to the Term Loan Agreement, dated as of the date hereof (the “Loan Agreement”), by and among Borrower and Lender named therein. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

Upon the occurrence and during the continuance of an Event of Default (unless waived in writing by Lender), Borrower hereby irrevocably constitutes and appoints BRF Finance Co., LLC or its designee (the “Agent”), Borrower’s true and lawful attorney-in-fact to take any action and execute any instruments which the Agent may deem necessary or advisable (without notice to or assent by Borrower, except to the extent required by the Loan Agreement or applicable Law) to enforce its rights and remedies under the Loan Agreement, the Irrevocable Placement Notice and other related documents, including, without limitation to:

(a) Sell common stock of Borrower pursuant to, and in accordance with, the ATM Agreement and the Irrevocable Placement Notice, and execute, in connection with such sale or action, any transfer agent instructions, brokerage agreements, endorsements, assignments or other instruments of conveyance or transfer in connection therewith, and use the net proceeds thereof, after commissions, to repay any and all amounts outstanding under the Loan Agreement;

(b) Execute the ATM Agreement or any successor or replacement to the ATM Agreement on behalf of Borrower upon any termination or attempted termination thereof by Borrower or any person purporting to act through or on behalf of Borrower;

(c) To execute and deliver to the Agent on behalf of Borrower the Irrevocable Placement Notice or any replacement thereof;

(d) Upon the failure of Borrower to do so upon the request of the Agent, file any prospectuses, or supplements thereto, necessary or desirable in order to effectuate the purposes of the Irrevocable Placement Notice;

(e) Do and perform any and every act required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Borrower might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney is irrevocable and coupled with an interest, until the payment in full of the Note.

The authority to grant this Power of Attorney was approved by the board of directors of Borrower, at a meeting duly held on [DATE] / pursuant to a resolution dated [DATE].

Borrower, through its board of directors, ratifies and confirms everything that the attorneys-in-fact or any of them, may lawfully do or cause to be done by virtue of this instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date first above written.

SRAX, INC.

By
Name:	Michael Malone
Title:	Chief Financial Officer

IN PRESENCE OF:

STATE OF CALIFORNIA COUNTY OF	) )SS. )

On the __ day of May 2020, before me personally came Michael Malone, to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________________________; that he is the Chief Financial Officer of SRAX, Inc., the corporation described and which executed the foregoing instrument; that s/he signed his name thereto by order of the board of directors of said corporation.

My Commission Expires:	___________________ Notary Public Printed Name: